SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
March 22, 2010

CHINA NUVO SOLAR ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-48746	87-0567853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

319 Clematis Street, Suite 703
West Palm Beach, Florida 33401
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code:  (561) 514-9042

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Registrant’s Chief Financial Officer has concluded that a previously issued Annual Report on Form 10-K for the fiscal year ended July 31, 2008 should no longer be relied upon because of an error in such report.  This conclusion was reached in December 2009, in connection with the preparation of a revised Form 10-K/A for the fiscal year ended July 31, 2008, a draft of which was filed on the Securities and Commission’s (the “SEC’) web site on December14, 2009.

The financial statements that should no longer be relied upon, as described in the Form 10-K/A, are the annual financial statements for the period ended July 31, 2008 and July 31, 2007, as well as the interim reports for the quarters ending October 31, 2008, January 31, 2009 and April 30, 2009.

The draft financial statements for the year ended July 31, 2007, includes prior year adjustments of $2,384,103 to reflect the exclusion of a previously reported gain from the sale of a subsidiary of $1,711,789 and the inclusion of the loss incurred of a separate wholly owned subsidiary that the registrant had previously recorded as being “spun-out.”  For the year ended July 31, 2008 the adjustment of $164,527 was a result of the inclusion of the previously recorded subsidiary (now majority owned) as being “spun out.”  The draft financial statements for the periods ending July 31, 2008 and 2007 have been revised to reflect these adjustments.  The Company will file amended financial statements for the year ended July 31, 2008 and 2009 upon the conclusion of the review by the SEC. The cumulative effect of these adjustments has increased shareholders’ deficit from $861,550 to $1,283,050 as of July 31, 2008 and is reflected in the Company’s current financial report.

The Registrant does not have an audit committee; however, the Chief Financial Officer discussed with the Registrant’s auditors the matters which are the subject of this filing.

The Company is continuing to work on filing amended financial statements for the above mentioned periods and to satisfy remaining comments from the SEC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NUVO SOLAR ENERGY, INC.
Date: March 22, 2010	By: /s/ Barry S. Hollander Barry S. Hollander, Principal Accounting Officer